SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

March 13, 2009

NATURAL NUTRITION, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	02-27569	65-0847995
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

109 North Post Oak Lane, Suite 422, Houston, Texas	77024
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	(713) 621-2737

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02  TERMINATION OF MATERIAL DEFINITIVE AGREEMENT

On November 5, 2008, Interactive Nutrition International, Inc. (the “Company”), a Canadian corporation and the chief operating subsidiary of Natural Nutrition, Inc., a Nevada corporation (the “Registrant”) entered into an Exclusive Distribution Agreement (the “Agreement”) with Sigurdur Arnason, Arnasons Nutrition AB and companies owned by Sigurdur Arnason (collectively, the “Arnasons”) pursuant to which the Company appointed the Arnasons to serve as the Company’s exclusive distributor of the Company’s nutritional supplements and related products (the “Products”) in those European countries set forth in the Agreement (the “Territory”).

On February 10, 2009, the Company received notification from the Arnasons of their decision to unilaterally cease the distribution of the Products in the Territory.  From February 10, 2009 to March 13, 2009, the parties had engaged in negotiations to resolve various issues relating to such decision.  However, such negotiations ended on March 13, 2009 with no resolution.  As a result, effective as of March 13, 2009, the Company deems the Agreement to be terminated and the Arnasons to be in default for failing to pay the Company for Products ordered by and shipped to the Arnasons after the commencement of the Agreement and for failure by the Arnasons to use their best efforts to market, promote and sell the Products in the Territory during the term of the Agreement by abandoning their obligations thereunder to act as the exclusive distributor of the Products in the Territory.  A copy of the Agreement is attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K as filed with the SEC on November 12, 2008.  The Company intends to pursue all available remedies available under all applicable laws against the Arnasons.

ITEM 2.06  MATERIAL IMPAIRMENTS

On March 15, 2009, Lehrer Financial Economic Advisory Services (the “Economist”) issued a Fair Market Valuation of the Company as of September 30, 2008 (the “Valuation”), whereby the Economist determined the value of the Company at September 30, 2008 to be Six Million Two Hundred Thousand U.S. Dollars (US$6,200,000).  The Economist previously furnished to the Company fair market valuations of the Company as of December 15, 2005 and December 31, 2006, and therefore the Valuation is referred to in the Valuation as an update and supplement to such previous valuations.  As a result of the Valuation,  goodwill totaling US$7,413,035 was calculated, compared to recorded goodwill of US$8,393,159, resulting in goodwill impairment of US$980,124.  The Registrant will amend its Quarterly Report for the period ended September 30, 2008 to recognize such impairment.  A copy of the Valuation is attached hereto as Exhibit 99.1.

ITEM  8.01 OTHER EVENTS

On March 19, 2009, Mr. Timothy J. Connolly voluntarily agreed to reduce his compensation for his services rendered to iNutrition, Inc., a subsidiary of the Registrant, by fifty percent (50%) from $25,000 per month to $12,500 per month, efffective April 1, 2009.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Not applicable

(b) Not applicable

(c) Not applicable

(d) Exhibits No. Description:

Exhibit No.	Item	Location
Exhibit 99.1	Fair Market Valuation of Interactive Nutrition International, Inc.	Provided herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 19, 2009	NATURAL NUTRITION, INC.

By: /s/ Timothy J. Connolly
Name: Timothy J. Connolly
Title: Chief Executive Officer